UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

October 8, 2014

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 8, 2014, the Board of Directors (the “Board”) of Cadista Holdings Inc. (the “Company”) adopted amendments to the Company’s Bylaws (as amended, the “Amended Bylaws”) to add three new sections to Article V “Miscellaneous” in order to effectuate the following:

A.	Provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of litigation: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Amended Bylaws (in each case, as they may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine;

B.	Provide for fee-shifting with respect to certain types of litigation brought against the Company and/or any director, officer, employee or affiliate where the claiming parties do not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought; and

C.	Provide that in case any one or more of the provisions of the Amended Bylaws shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Amended Bylaws would not be affected or impaired thereby.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws (a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference).

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Bylaws of Cadista Holdings, Inc., as amended effective October 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date: October 8, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of Cadista Holdings, Inc., as amended effective October 8, 2014